CERTIFIED COPY

UR Nr. 8898 /2007
Attested in Munich
on **5th December 2007**

Common Stock Purchase and Assignment Contract

Today, on the 5th of December 2007 (fifthDecember twothousandandseven) the following parties appeared before me,

Dr. Bernhard Schaub,
Notary in Munich

in my business offices at Tal 12, 80331 Munich:

1. Mr. Philip M. Holmes
d.o.b. 12/20/1955
business domiciled : Rosenheimer Strasse 8, 81669 Munich,
identified by official identity papers,

not representing himself but as sole Managing Director of

ISBC International Solutions Business Consulting GmbH
domiciled in Munich
registered in the trade register of the District Court of Munich, nr: HRB 161937
Address: Rosenheimer Strasse 8, 81669 Munich

hereafter "ISBC" (Seller)

2. Ms. Monika Nosic
d.o.b. 08/29/1973
business domiciled: Krehlstrasse 41, 70563 Stuttgart
identified by official identity papers,

not representing herself but as representative of

Kings Road Entertainment Inc.
domiciled in Beverly Hills,
Address: 468, N. Camden Drive, Beverly Hills, CA 90210 / USA

hereafter "Kings Road" (Buyer)

In accordance with §3.1 Nr.7 BeurkG (law regulating notary attestations), the Notary confirmed with the parties that there was no prior consultations with him by either party in this matter.

According to the request of the parties, I attest to their declarations as follows:

Common Stock Purchase and Assignment Contract

Preamble

ISBC holds the only share in PFS-Pro Finance Services GmbH – hereafter "PFS GmbH" – registered in the trade register of the district court of Munich, nr. HRB 170906, which has a nominal value of $25,000 of the total of $25,000 shares of common stock of the company. The capital contribution has been paid in full. As declared, there are no outstanding liabilities for capital contributions. As declared, the company does not own land or buildings and has no participation in such a company.

With the shareholders resolution from today's date, the changes to the name of the company (in future: Kings Road Entertainment Europe GmbH) as well as the appointment of Ms. Monika Nosic to Managing Director of the company were resolved. These resolutions are known to the parties.

§1

Sale and Assignment

ISBC sells the share mentioned in the 1st paragraph to Kings Road and assigns this to Kings Road. Kings Road accepts the sale and assignment of this share.

§2

Purchase Price

The purchase price is € 5,000. (in words: five thousand). The purchase price is due for immediate settlement. The payment should be made free of bank charges to the following account:

ISBC GmbH
Commerzbank AG Koblenz, Germany
IBAN: DE56 5704 0044 0201 2441 00 BIC/SWIFT: COBADEFFXXX

The parties agree not to secure the payment claim by foreclosure submission or other means.

§3

Profit Allocation

Any incurred profit from the current fiscal year relevant to the share in the 1st paragraph will be applicable to the buyer.

§4

Guarantees

ISBC guarantees, that
- the details in the 1st paragraph are correct
-that PFS GmbH has no liabilities
-that the sold share does not represent its only asset or almost its only asset
-that it is not encumbered by third party rights
-ISBC may freely dispose of this share
-that PFS GmbH does not own land or buildings
A further reaching guarantee is excluded.

The buyer is aware of the conditions in the GmbH bylaws in its most recent version as well as the changes made during the shareholder meeting today. He assumes all responsibilities arising there from as well as accepting all rights.

§5
Final Conditions

1. All costs, fees and expenses including taxes that may be incurred by the execution and performance of this contract will be borne by Kings Road. The Notary fees will be billed in the first instance to ISBC who, in turn, will settle with Kings Road.

2. Should a condition of this contract be invalid or impractical , the validity of the rest of the contract will not be affected. The parties are obliged to cooperate to find a suitable replacement for the invalid or impractical clause which is valid and practical and which most closely represents the original intent of the invalid or impractical clause. Changes or extensions to this contract must be in writing. The requirement for written changes can only be waived in writing.

3. The parties instruct the Notary of the GmbH to publicize the assignment of the share by sending a certified copy of this agreement in accordance with §16 GmbHG.

4. A certified copy of this attestation will be sent to the following parties:
-The parties to this contract
-The Inland Revenue Office in Munich for Corporations
-PFS GmbH, Rosenheimerstr. 8, D-81669 Munich

5. The Notary is instructed to notify the trade register of the attested share assignment

6. According to the parties, there are no requirements for approval either by law or in the bylaws and preemptive purchase rights do not exist.

This document has been read to the parties, approved by them and then personally signed by them and the Notary as follows:

{Signatures of Monika Nosic / Philip M. Holmes and Dr. Bernhard Schaub}

NOTARY SEAL of Dr. Bernhard Schaub